                                                  Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             BOSS HOLDINGS, INC.
                             -------------------
              (Exact Name of Registrant as Specified in Charter)

              Delaware                              58-1972066
  ---------------------------------    ------------------------------------
    (State or Other Jurisdiction       (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

                221 West First Street, Kewanee, Illinois 63143
                ----------------------------------------------
                   (Address of Principal Executive Offices)

                       1998 INCENTIVE STOCK OPTION PLAN
                 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                 --------------------------------------------
                          (Full Title of the Plans)

                              J. Bruce Lancaster
                           Chief Financial Officer
                            221 West First Street
                           Kewanee, Illinois 61443
                                (309) 852-2131
          ---------------------------------------------------------
          (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                            Leonard J. Essig, Esq.
                         Lewis, Rice & Fingersh, L.C.
                        500 North Broadway, Suite 2000
                          St. Louis, Missouri  63102
                                (314) 444-7600

                       CALCULATION OF REGISTRATION FEE
===========================================================================================
                                         Proposed          Proposed
   Title of             Amount           Maximum            Maximum        Amount of
Securities to           to be         Offering Price       Aggregate      Registration
be Registered       Registered(1)      Per Share(2)     Offering Price        Fee
-------------------------------------------------------------------------------------------
Common Stock,
($0.25 par value)     425,000(3)         $1.90625         $810,156.25       $202.54
===========================================================================================

     (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers (a) an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions, and (b) an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the amount set forth represents the average of the high and low bid and asked price for the Registrant's common stock on January 30, 2001, such being a date within five (5) business days prior to the date of filing of this Registration Statement.

     (3) Includes 285,000 shares allocated for the 1998 Incentive Stock Option Plan and 140,000 shares allocated for the 1998 Non-Employee Director Stock Option Plan.

         PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

[FN]
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

         PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      Information contained in the following documents of Boss Holdings, Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 25, 1999, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

      (b) The Registrant's Quarterly Reports on Form 10-Q for the periods ended April 1, 2000, July 1, 2000 and September 30, 2000, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

      (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 25, 1999; and

      (d) The description of the Registrant's common stock contained in the Registrant's registration statement on Form SB-2 under the Securities Act, Registration No. 33-73118-A, and including any amendment or report filed for purposes of updating such description.

      All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

      This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a derivative action), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

      Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of his or her fiduciary duties. Article 10, Section 1 of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7).

      Article 6 of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED

      None

ITEM 8.  EXHIBITS

      (a) The following exhibits are submitted herewith or incorporated by reference herein.


       Exhibit
       Number      Exhibit
       -------     -------
       4(a)        1998 Incentive Stock Option Plan (as amended)

       4(b)        1998 Non-Employee Director Stock Option Plan (as amended)

       5           Opinion of Lewis, Rice & Fingersh, L.C.

       23(a)       Consent of Grant Thornton LLP

       23(b)       Consent of Lewis, Rice & Fingersh, L.C. is incorporated by reference herein by reference to Exhibit 5

       24          Powers of Attorney

      (b) Pursuant to Instruction (b) under Item 8 of Form S-8, the Registrant undertakes that it will submit or has submitted the 1998 Incentive Stock Option Plan and the 1998 Non-Employee Director Stock Option Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plans under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                        (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) to include any material information with respect
                   to the plan of distribution not previously disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
      --------- --------
      apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or forwarded to the Commission by the Registrant pursuant to
      Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                [remainder of page intentionally left blank]

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kewanee, State of Illinois, on February 1, 2001.


                               BOSS HOLDINGS, INC.


                               By: /s/ J. Bruce Lancaster
                                  -------------------------------------------
                                       J. Bruce Lancaster
                                       Chief Financial Officer and Director

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated.

Name                               Title/Position
----                               --------------
/s/ G. Louis Graziadio, III          Chairman of the Board        __________________, 2001
-------------------------------   And Chief Executive Officer
G. Louis Graziadio, III

/s/ J. Bruce Lancaster              Chief Financial Officer       __________________, 2001
-------------------------------           and Director
J. Bruce Lancaster

          *                                 Director              __________________, 2001
-------------------------------
Perry A. Lerner

          *                                 Director              __________________, 2001
-------------------------------
Lee E. Mikles

          *                                 Director              __________________, 2001
-------------------------------
Paul A. Novelly

          *                                 Director              __________________, 2001
-------------------------------
Richard D. Squires

*By:  /s/ J. Bruce Lancaster
   -------------------------------
        Attorney-in-Fact

                             BOSS HOLDINGS, INC.
                       FORM S-8 REGISTRATION STATEMENT

                                Exhibit Index
  Exhibits
  --------
    4(a)       1999 Incentive Stock Option Plan (as amended)

    4(b)       1998 Non-Employee Director Stock Option Plan (as amended)

     5         Opinion of Lewis, Rice & Fingersh, L.C.

  (23)(a)      Consent of Grant Thornton LLP

  (23)(b)      Consent of Lewis, Rice & Fingersh, L.C. is incorporated by reference herein by reference to Exhibit 5

     24        Powers of Attorney

                                      5